EXHIBIT 23.  Consent of Independent Auditors
National Commerce Bancorporation and Subsidiaries
-------------------------------------------------



We consent to the incorporation by reference in this Annual Report (Form 10-K) of National Commerce Bancorporation of our report dated February 14, 1997, included in the 1996 Annual Report to Shareholders of National Commerce Bancorporation.

We also consent to the incorporation by reference in the Registration Statements pertaining to the National Commerce Bancorporation 1986, 1990 and 1994 Stock Plans (Form S-8 No. 33-25917, Form S-8 No. 33-38552, Form S-8 No. 33-88440) and
pertaining to the National Bank of Commerce Taxable Income Reduction Account Plan (Form S-8 No. 33-23100) of our report dated February 14, 1997, with respect to the consolidated financial statements of National Commerce Bancorporation incorporated herein by reference.



                                         /s/ Ernst & Young LLP
                                         ---------------------

Memphis, Tennessee
March 13, 1997